Exhibit 10.15

ADDENDUM NO. 2

     THIS ADDENDUM NO. 2 to that certain Option Agreement dated September 4, 2002 and as amended by Addendum No. 1 dated January 3, 2003 (collectively the "Option Agreement"), by and between Western Gold Resources, Inc. and Atlas Minerals, Inc., all rights thereunder which were assigned to and assumed by Atlas Precious Metals Inc. by Addendum No. 1, is made and entered into this 31st day of March, 2003. By executing below, the parties hereto agree that the Option Agreement shall be amended as follows:

     Item 1.    Option Period — is hereby amended to extend the term of the Option to June 30, 2003, unless a lesser or greater term shall be agreed upon by the parties.

     Item 2.    Except as hereby amended by this Addendum No. 2 , all terms and provisions of the Option Agreement shall remain in full force and effect, as written.

     IN WITNESS WHEREOF, the parties herein have affixed their signatures on the day and date first above written.

Atlas Precious Metals, Inc. a Nevada corporation /s/ Gerald E. Davis Gerald E. Davis Its: President	Western Gold Resources, Inc., a Florida corporation /s/ Harold R. Shipes Harold R. Shipes Its: President